SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOOGLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOOGLE INC.

1600 AMPHITHEATRE PARKWAY

MOUNTAIN VIEW, CA 94043

(650) 253-0000

April 6, 2007

Dear Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Google Inc. to be held on Thursday, May 10, 2007 at 2:00 p.m., local time, at our corporate headquarters at 1600 Amphitheatre Parkway, Mountain View, California 94043, and we look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of our annual meeting on the Investor Relations section of our web site at investor.google.com.

Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2006 Annual Report. We encourage you to read our Annual Report. It includes our audited financial statements and information about our operations, markets and products.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting over the internet, by telephone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Also, please let us know if you plan to attend our annual meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

Thank you for your ongoing support of Google. We look forward to seeing you at our annual meeting.

Sincerely,

/s/ Eric Schmidt /s/ Sergey Brin /s/ Larry Page

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3
Why am I receiving these materials?	3
What information is contained in this proxy statement?	3
How may I obtain a separate set of proxy materials or Annual Report for 2006?	3
What items of business will be voted on at the annual meeting?	3
How does the board of directors recommend that I vote?	4
What shares can I vote?	4
To how many votes am I entitled per share?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
How can I attend the annual meeting?	5
How can I vote my shares in person at the annual meeting?	5
How can I vote my shares without attending the annual meeting?	5
Can I change my vote?	6
Is my vote confidential?	6
How many shares must be present or represented to conduct business at the annual meeting?	6
How are votes counted?	6
What is the voting requirement to approve each of the proposals?	6
Is cumulative voting permitted for the election of directors?	7
What happens if additional matters are presented at the annual meeting?	7
Who will serve as inspector of elections?	7
What should I do if I receive more than one set of voting materials?	7
Who will bear the cost of soliciting votes for the annual meeting?	7
Where can I find the voting results of the annual meeting?	7
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	7

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	9
Board of Directors Independence	9
Board of Directors Structure and Committee Composition	9
Audit Committee	10
Nominating and Corporate Governance Committee	11
Leadership Development and Compensation Committee	12
Executive Committee	13
Real Estate Committee	13
Acquisition Committee	14
Chairman of the Board of Directors	14
Consideration of Director Nominees	14
Stockholder Recommendations and Nominees	14
Director Qualifications	14
Identification and Evaluation of Nominees for Directors	15
Executive Sessions	15
Communications with the Board of Directors	15
Common Stock and Dividends	15
Headquarters Information	15

DIRECTOR COMPENSATION	16
Compensation for 2006	16
Standard Arrangement	16

ii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Thursday, May 10, 2007.

Place

Corporate Headquarters, 1600 Amphitheatre Parkway, Mountain View, California 94043. For your convenience, we are pleased to offer a live webcast of our annual meeting on the Investor Relations section of our web site at investor.google.com.

Items of Business	(1) To elect ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

(3) To approve an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable thereunder by 4,500,000.

(4) To approve Google’s Executive Bonus Plan.

(5) To consider and act upon a stockholder proposal, if properly presented at the meeting.

(6) To consider such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Google stockholder as of the close of business on March 22, 2007.

Meeting Admission

You are entitled to attend the annual meeting only if you were a Google stockholder as of the close of business on March 22, 2007 or hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 22, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. For security reasons, you will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

Voting

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or by using the telephone or the internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

Eric Schmidt
Chairman of the Executive Committee,
Chief Executive Officer and Director

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 6, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at Google’s 2007 annual meeting of stockholders, which will take place on Thursday, May 10, 2007 at 2:00 p.m. local time, at our corporate headquarters located at 1600 Amphitheatre Parkway, Mountain View, California 94043. For your convenience, we are pleased to offer a live webcast of our annual meeting on the Investor Relations section of our web site at investor.google.com. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers in 2006, and certain other required information.

Q: How may I obtain a separate set of proxy materials or Annual Report for 2006?

A: If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and proxy materials. Stockholders who do not receive a separate copy of our Annual Report and proxy materials, and want to receive a separate copy, may request to receive a separate copy of, or stockholders may request additional copies of our Annual Report and proxy materials by sending an e-mail to investors@google.com, calling 1-866-INV-GOOG (1-866-468-4664) or writing to:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Stockholders who share an address and receive multiple copies of our Annual Report and proxy materials can also request to receive a single copy following the instructions above. Current and prospective investors can also access or order free copies of our Form 10-K, proxy statement and other financial information on our Investor Relations section of our web site at:

http://investor.google.com

Q: What items of business will be voted on at the annual meeting?

A: The items of business scheduled to be voted on at the annual meeting are:

•	The election of ten directors;

•	The ratification of Google’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

•	The approval of an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable thereunder by 4,500,000;

•	The approval of Google’s Executive Bonus Plan; and

•	A stockholder proposal, if properly presented at the annual meeting.

We will also consider any other business that properly comes before the annual meeting.

Q: How does the board of directors recommend that I vote?

A: Our board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the ratification of our independent registered public accounting firm for the 2007 fiscal year, (3) “FOR” the amendment to our 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable thereunder by 4.5 million, (4) “FOR” the Executive Bonus Plan and (5) “AGAINST” the stockholder proposal.

Q: What shares can I vote?

A: Each share of Google Class A common stock and Class B common stock issued and outstanding as of the close of business on March 22, 2007, the Record Date, is entitled to be voted on all items being voted on at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 311,367,047 shares of common stock issued and outstanding, consisting of 230,957,170 shares of Class A common stock and 80,409,877 shares of Class B common stock.

Q: To how many votes am I entitled per share?

A: Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Class B common stock is entitled to ten votes for each share of Class B common stock held as of the Record Date. The Class A common stock and Class B common stock are voting as a single class on all matters described in these proxy materials for which your vote is being solicited.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most Google stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Google. As the stockholder of record, you have the right to grant your voting proxy directly to Google or to vote in person at the annual meeting. Google has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account, trust or by another nominee, like a vast majority of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q: How can I attend the annual meeting?

A: You are entitled to attend the annual meeting only if you were a Google stockholder or joint holder as of the Record Date or you hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to March 22, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. For security reasons, you will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m. local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the annual meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the annual meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record of Google common stock with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on May 10, 2007. Most Google stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for internet voting availability.

By Telephone—Stockholders of record of Google common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 1:00 a.m., Central Time, on May 10, 2007. Most Google stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of Google common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Google stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q: Can I change my vote?

A: You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Google’s Corporate Secretary at Google Inc., 1600 Amphitheatre Parkway, Mountain View, CA 94043 prior to your shares being voted, or (3) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Google or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Google management.

Q: How many shares must be present or represented to conduct business at the annual meeting?

A: The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding Class A and Class B common stock of Google must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A: In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the ten persons receiving the highest number of affirmative “FOR” votes at the annual meeting will be elected.

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (1) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, (2) an amendment to our 2004 Stock Plan to increase the number of shares of Class A common stock issuable thereunder the 2004 Stock Plan by 4,500,000, (3) the Executive Bonus Plan, and (4) the stockholder proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the annual meeting?

A: Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Eric Schmidt, George Reyes and David Drummond, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be a representative from Computershare Trust Company, N.A.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Google proxy card and voting instruction card that you receive.

Q: Who will bear the cost of soliciting votes for the annual meeting?

A: Google will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson Inc. a fee of $4,500 plus customary costs and expenses for these services. Google has agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its agreement.

Q: Where can I find the voting results of the annual meeting?

A: We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2007.

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A: You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary of Google must receive the written proposal at our principal executive offices no later than December 7, 2007. Such proposals also must comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, California 94043

Fax: (650) 618-1806

For a stockholder proposal that is not intended to be included in Google’s proxy statement under Rule 14a-8, the stockholder must (1) deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Google common stock to approve that proposal, (2) provide the information required by our bylaws and (3) give timely notice to the Corporate Secretary of Google in accordance with our bylaws, which, in general, require that the notice be received by the Corporate Secretary of Google:

•	not earlier than the close of business on January 11, 2008, and

•	not later than the close of business on February 11, 2008.

If the date of the stockholder meeting in 2008 is moved more than 30 days before or after the anniversary of the 2007 annual meeting, then notice of a stockholder proposal that is not intended to be included in Google’s proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting is made.

Nomination of Director Candidates: You may propose director candidates for consideration by the board of directors’ Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for board of directors membership and should be directed to the Corporate Secretary of Google at the address of our principal executive offices set forth above. For additional information regarding stockholder recommendations for director candidates, see “Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 14.

In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws is available at http://investor.google.com/bylaws.html. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * * * *

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer and principal financial officer) and employees, known as the Google Code of Conduct. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and board of directors committee charters, form the framework for the corporate governance of Google. The Google Code of Conduct and our Corporate Governance Guidelines are available at: http://investor.google.com. Google will post on this web site any amendments to the Google Code of Conduct or waivers of the Google Code of Conduct for directors and executive officers.

Stockholders may request free printed copies of the Google Code of Conduct and the Corporate Governance Guidelines from:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

investors@google.com

Board of Directors Independence

The board of directors has determined that each of the director nominees standing for election, except Eric Schmidt, Sergey Brin and Larry Page, has no relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the marketplace rules of The Nasdaq Stock Market. In determining the independence of our directors, the board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market rules. In making the determination of the independence of our directors, the board of directors considered all transactions in which Google and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below, transactions involving payments made by Google to companies in the ordinary course of business where L. John Doerr, John L. Hennessy, Arthur D. Levinson, Ann Mather, Michael Moritz, Paul S. Otellini or K. Ram Shriram serve on the board of directors or as a member of the executive management of the other company, a transaction in which Google acquired another company where Michael Moritz beneficially owned shares of the capital stock of the other company and transactions involving payments made by Google to educational institutions with which John L. Hennessy and Shirley M. Tilghman are affiliated.

Board of Directors Structure and Committee Composition

During 2006, our board of directors had 11 directors and the following six standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee, (3) a Leadership Development and Compensation Committee, (4) an Executive Committee, (5) a Real Estate Committee and (6) an Acquisition Committee. The committee membership and meetings during 2006 and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available on our web site at http://investor.google.com/committees.html.

During 2006, the board of directors held six meetings and acted by written consent two times. Each director attended at least 75% of all board of directors and applicable committee meetings. We encourage our directors to attend our annual stockholders’ meetings. Last year, six directors attended Google’s annual stockholders’ meeting.

Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Leadership Development and Compensation Committee	Executive Committee	Real Estate Committee	Acquisition Committee
Eric Schmidt				Chair	Chair	Chair
Sergey Brin				Member	Member	Member
Larry Page				Member	Member	Member
L. John Doerr			Member
John L. Hennessy		Member
Arthur D. Levinson			Member
Ann Mather	Chair				Member
Michael Moritz	Member
Paul S. Otellini			Member
K. Ram Shriram	Member					Member
Shirley M. Tilghman		Member

Audit Committee

The main function of our Audit Committee, which as been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent auditors.

•	Evaluating the qualifications, independence and performance of our independent auditors.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing with management any earnings announcements and other public announcements regarding our results of operations.

•	Reviewing regulatory filings with management and our auditors.

•	Preparing any report the Securities and Exchange Commission requires for inclusion in our annual proxy statement.

During 2006, the Audit Committee held seven meetings. In January 2006, Paul Otellini resigned from the Audit Committee and was replaced by Ann Mather. Our Audit Committee is currently comprised of Ann Mather, Michael Moritz and K. Ram Shriram, each of whom is a non-employee member of our board of directors. Michael Moritz, who is not seeking reelection to the board of directors, will not be serving on our audit committee after the annual meeting of stockholders in 2007. The board of directors intends to replace Michael Moritz as a member of the Audit Committee by the annual meeting of stockholders in 2007. Our board of directors has determined that each of the directors serving on our audit committee is independent within the meaning of the rules of the Securities and Exchange Commission and the marketplace rules of The Nasdaq Stock Market.

The board of directors has determined that Ann is an audit committee financial expert as defined under the rules of the Securities and Exchange Commission. Ann’s relevant experience includes her service as Executive Vice President and Chief Financial Officer for Pixar. Prior to her services at Pixar, she was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures. She also held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division. Ann serves as a director and a member of the Audit Committee of Central European Media Enterprises Group and as a director and Chair of the Audit Committee of Glu Mobile Inc. She served as a director of Shopping.com until it was acquired by Ebay and was Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Ann holds a Master’s degree from Cambridge University.

The charter of the Audit Committee is available at http://investor.google.com/committee_audit.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 3.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s purpose is to assist our board of directors in identifying individuals qualified to become members of our board of directors consistent with criteria set by our board of directors and to develop our corporate governance principles. This committee’s responsibilities include:

•

Evaluating the composition, size, organization and governance of our board of directors, determining future requirements and its committees, and making recommendations regarding future planning, the appointment of directors to our committees and selection of chairs of these committees.

•	Reviewing and recommending to our board of directors director independence determinations made with respect to continuing and prospective directors.

•	Establishing a policy for considering stockholder nominees for election to our board of directors.

•	Recommending ways to enhance communications and relations with our stockholders.

•	Evaluating and recommending candidates for election to our board of directors.

•	Overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors.

•

Evaluating and recommending to the board of directors termination of service of individual members of the board of directors in accordance with governance principles, for cause or for other proper reasons.

•	Making regular written reports to the board of directors.

•	Reviewing and reexamining the committee’s charter and making recommendations to the board of directors regarding any proposed changes.

•	Reviewing annually the committee’s own performance against responsibilities outlined in its charter and as otherwise established by the board of directors.

During 2006, the Nominating and Corporate Governance Committee held one meeting. Our Nominating and Corporate Governance Committee consists of John L. Hennessy and Shirley M. Tilghman, each of whom is a non-employee member of our board of directors. Our Nominating and Corporate Governance Committee does not have a chairman. Our board of directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent as defined in the marketplace rules of The Nasdaq Stock Market.

The charter of the Nominating and Corporate Governance Committee is available at http://investor.google.com/committee_nominating.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 3.

Leadership Development and Compensation Committee

The purpose of our Leadership Development and Compensation Committee (the “LDC Committee”) is to review employee compensation policies and programs as well as the compensation of the chief executive officer and other executive officers of Google, and recommend to the board of directors a compensation program for outside members of the board of directors. The LDC Committee may form and delegate authority to subcommittees or, with respect to compensation for employees and consultants who are not Google officers for purposes of Section 16 of the Exchange Act, to Google officers, in either instance as the LDC Committee determines appropriate. The LDC Committee’s responsibilities include:

•	Reviewing plans for the development, retention and replacement of executive officers of Google.

•	Annually reviewing executive succession plans.

•	Reviewing executive education and development programs.

•	Reviewing recruitment and retention performance and programs.

•	Reviewing annually with the board of directors the performance of Google’s chief executive officer.

•	Reviewing and approving performance goals for Google’s executive officers.

•	Evaluating the competitiveness of the compensation of the chief executive officer and the other executive officers, and of Google’s overall compensation plan.

•

Reviewing and recommending to the board of directors the approval of all compensation and benefit plans for the chief executive officer and executive officers of Google. In advance of approval of incentive compensation awards or changes to base salary, the committee will review the executive officer’s performance against Google’s performance and individual goals.

•	Reviewing and recommending to the board of directors compensation programs for outside directors.

•

Reviewing and approving the terms of the offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between Google and its executive officers.

•	Reviewing and approving policies and procedures relating to the perquisites and expense accounts of Google’s executive officers.

•

Providing oversight of Google’s overall compensation plans and benefit programs (including reviewing Google’s overall employee compensation philosophy, reviewing the budget and structure of employee variable cash compensation plans, reviewing the budget and structure of employee equity compensation plans and administering Google’s stock plans), and making recommendations to the board of directors with respect to improvements to such plans or the adoption of new plans.

•	Monitoring total equity usage for compensation and making recommendations to the board of directors regarding appropriate equity dilution levels.

•

Reporting regularly to our board of directors with respect to (i) those matters that are relevant to the committee’s discharge of its responsibilities and (ii) recommendations that the committee may deem necessary or appropriate.

•

Reviewing and discussing with management the annual Compensation Discussion and Analysis (“CD&A”) disclosure regarding named executive officer compensation and, based on this review and discussions, recommending whether Google include the CD&A in Google’s annual report on Form 10-K and annual proxy statement.

•	Creating and approving an annual Leadership Development and Compensation Committee Report to be included in Google’s annual report on Form 10-K and annual proxy statements.

•	Performing a review and evaluation, at least annually, of the performance of the committee and its members.

•

Investigating any matter brought to the committee’s attention, with full access to all Google books, records, facilities and employees, authority to retain independent counsel or other experts and advisors, with funding sufficient for this purpose.

During 2006, the LDC Committee held three meetings. Our LDC Committee consists of L. John Doerr, Arthur D. Levinson and Paul S. Otellini, each of whom is a non-employee member of our board of directors. Our LDC Committee does not have a chairman. Each member of our LDC Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b-3 of the rules under the Securities Exchange Act of 1934. Our board of directors has determined that each of the directors serving on our Leadership Development and Compensation Committee is independent as defined in the marketplace rules of The Nasdaq Stock Market.

None of the members of the Leadership Development and Compensation Committee has been an officer or employee of Google. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or the Leadership Development and Compensation Committee.

The Compensation Discussion and Analysis included in this proxy statement includes additional information regarding the LDC Committee’s processes and procedures for considering and determining executive officer compensation.

The charter of the Leadership Development and Compensation Committee is available at http://investor.google.com/committee_leadership.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 3.

Executive Committee

The Executive Committee, for which the board of directors adopted a formal charter in 2004, serves as an administrative committee of the board of directors to act upon and facilitate the consideration by senior management and the board of directors of certain high-level business and strategic matters. During 2006, the Executive Committee held no meetings and acted by written consent 11 times. Our Executive Committee consists of Eric Schmidt, Sergey Brin and Larry Page.

The charter of the Executive Committee is available at http://investor.google.com/committee_executive.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 3.

Real Estate Committee

The Real Estate Committee, for which the board of directors adopted a formal charter in 2006, serves as an administrative committee of the board of directors to review, authorize and approve certain leases, purchases and divestitures of real property proposed by management. During 2006, the Real Estate Committee held no meetings and acted by written consent four times. Our Real Estate Committee consists of Eric Schmidt, Sergey Brin, Larry Page and Ann Mather.

The charter of the Real Estate Committee is available at http://investor.google.com/committee_real.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 3.

Acquisition Committee

The Acquisition Committee, for which the board of directors adopted a formal charter in 2006, serves as an administrative committee of the board of directors to review and approve certain investment, acquisition, and divestiture transactions proposed by management. During 2006, the Acquisition Committee held no meetings and acted by written consent three times. Our Acquisition Committee consists of Eric Schmidt, Sergey Brin, Larry Page and K. Ram Shriram.

The charter of the Acquisition Committee is available at http://investor.google.com/committee_acquisition.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 3.

Chairman of the Board of Directors

Our current certificate of incorporation and bylaws provide that the chairman of our board of directors may not be an employee or officer of our company and may not have been an employee or officer for the last three years, unless the appointment is approved by two-thirds of the members of our board of directors. We currently do not have a chairman of our board of directors.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the board of directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Google within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares of Google beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. Stockholder recommendations to the board of directors should be sent to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 7.

Director Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by the committee. The Nominating and Corporate Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, the Nominating and Corporate Governance Committee, when considering a potential non-incumbent candidate, will factor into its determination the following qualities of a candidate: professional experience, educational background, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled board of directors meeting and at other times as necessary. The board of directors’ policy is to hold executive sessions without the presence of management, including the chief executive officer and other non-independent directors. The committees of the board of directors also generally meet in executive session at the end of each committee meeting, except for meetings of the Executive Committee, Real Estate Committee and Acquisition Committee as these committee have only one or no independent directors.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about Google by sending an email to directors@google.com or by writing the Corporate Secretary at the following address:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

Common Stock and Dividends

Google is listed on The Nasdaq Stock Market LLC, under the ticker symbol “GOOG.” We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Headquarters Information

Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043 and the telephone number at that location is (650) 253-0000.

* * * * *

DIRECTOR COMPENSATION

We do not currently compensate our directors in cash for their service as members of our board of directors. We reimburse our directors for reasonable expenses in connection with attendance at board of directors and committee meetings. Additionally, our directors who are not our employees are eligible to receive and have received equity awards under our stock plans. Eric, Larry and Sergey, who are employees of Google, do not receive any compensation for their services as members of our board of directors. We did not grant any equity awards to our directors in 2006.

Compensation for 2006

The following table summarizes compensation paid to non-employee directors during 2006. We did not pay any cash compensation to our non-employee directors in 2006.

Name	Stock Awards ($)(1)(2)		Option Awards ($)(1)		Total ($)
L. John Doerr	—		—		—
John L. Hennessy	—		$821,372	(3)	$821,372
Arthur D. Levinson	—		749,210	(4)	749,210
Ann Mather	$1,098,975	(5)	605,604	(5)	1,704,579
Michael Moritz	—		—		—
Paul S. Otellini	—		749,210	(6)	749,210
K. Ram Shriram	—		—		—
Shirley M. Tilghman	888,516	(7)	431,182	(7)	1,319,698

(1)

Amounts reflect the accounting charge taken in 2006 for awards made prior to 2006, disregarding an estimate of forfeitures related to service-based vesting conditions, and are not necessarily an indication of which directors received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 11 of our 2006 Annual Report on Form 10-K filed on March 1, 2007.

(2)	Represents compensation related to grants of Google Stock Units.
(3)	At December 31, 2006, John L. Hennessy held options to purchase 35,750 shares of Class B common stock.
(4)	At December 31, 2006, Arthur D. Levinson held options to purchase 42,500 shares of Class B common stock.
(5)	At December 31, 2006, Ann Mather held options to purchase 12,000 shares of Class A common stock and 3,760 Google Stock Units.
(6)	At December 31, 2006, Paul S. Otellini held options to purchase 43,334 shares of Class B common stock.
(7)	At December 31, 2006, Shirley M. Tilghman held options to purchase 12,000 shares of Class A common stock and 4,800 Google Stock Units.

Standard Arrangement

Subject to the approval of our board of directors or LDC Committee, we typically grant equity awards to new non-employee directors when they commence service as a member of our board of directors, consisting of options and Google Stock Units. The number of options and Google Stock Units we grant varies depending on market-competitive practices at the time the grant is determined as well as the value of the awards at the time. The shares underlying options granted to our directors typically vest at the rate of 1/5th on the date one year after each of them commences service as a member of the board of directors and an additional 1/60th each month thereafter, subject to continued service on the board of directors on the applicable vesting date. Each Google Stock Unit entitles the holder to receive one share of our Class A common stock as the Google Stock Unit vests. The Google Stock Units typically vest at the rate of 1/5th on the date one year after a director commenced service as a member of the board of directors and an additional 1/20th each quarter thereafter, subject to continued service on the board of directors on the applicable vesting date. All options and Google Stock Units are granted under and subject to the terms and conditions of our 2004 Stock Plan and their respective grant agreements.

* * * * *

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended, and the board of directors nominated, Eric Schmidt, Sergey Brin, Larry Page, L. John Doerr, John L. Hennessy, Arthur D. Levinson, Ann Mather, Paul S. Otellini, K. Ram Shriram and Shirley M. Tilghman as nominees for election at the annual meeting. At the annual meeting, ten directors will be elected to the board of directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Google. Your proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

Michael Moritz has informed Google of his intention not to seek reelection to the board of directors, and his term will expire immediately following the annual meeting of stockholders in 2007. We anticipate that the board of directors will either adopt a resolution that will reduce the size of the board of directors to ten persons or fill the anticipated vacancy effective immediately following the annual meeting of stockholders in 2007.

Nominees

The following information provided with respect to the principal occupation, affiliations and business experience during the last five years for each of the nominees has been furnished to us by such nominees.

The name and certain information regarding each nominee are set forth below as of March 22, 2007. There are no family relationships among directors or executive officers of Google.

Name	Age	Current Position with Google
Eric Schmidt	51	Chairman of the Executive Committee, Chief Executive Officer and Director
Sergey Brin	33	President of Technology and Director
Larry Page	34	President of Products and Director
L. John Doerr	55	Director
John L. Hennessy	54	Director
Arthur D. Levinson	56	Director
Ann Mather	46	Director
Paul S. Otellini	56	Director
K. Ram Shriram	50	Director
Shirley M. Tilghman	60	Director

Eric Schmidt has served as our Chief Executive Officer since July 2001 and as a member of our board of directors since March 2001, where he served as Chairman of the Board from March 2001 to April 2004. In April 2004, Eric was named Chairman of the Executive Committee of our board of directors. Prior to joining us, from April 1997 to November 2001, Eric served as Chairman of the board of directors of Novell, Inc., a computer networking company, and, from April 1997 to July 2001, as the Chief Executive Officer of Novell. Eric is a director of Apple Inc., a computer electronic device company. Eric holds a Bachelor of Science degree in electrical engineering from Princeton University and a Master’s degree and Ph.D. in computer science from the University of California at Berkeley.

Sergey Brin, one of our founders, has served as a member of our board of directors since our inception in September 1998 and as our President of Technology since July 2001. From September 1998 to July 2001, Sergey served as our President and Chairman of the Board. Sergey holds a Master’s degree in computer science from Stanford University and a Bachelor of Science degree with high honors in mathematics and computer science from the University of Maryland at College Park.

Larry Page, one of our founders, has served as a member of our board of directors since our inception in September 1998 and as our President of Products since July 2001. From September 1998 to July 2001, Larry served as our Chief Executive Officer and from September 1998 to July 2002 as our Chief Financial Officer. Larry holds a Master’s degree in computer science from Stanford University and a Bachelor of Science degree in engineering, with a concentration in computer engineering, from the University of Michigan.

L. John Doerr has served as a member of our board of directors since May 1999. John has been a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. John is also a director of Amazon.com, Inc., an internet retail company, Move.com, a provider of real estate media and technology solutions and Intuit, Inc., a provider of business and financial management software. John holds a Masters of Business Administration degree from Harvard Business School and a Masters of Science degree in electrical engineering and computer science and a Bachelor of Science degree in electrical engineering from Rice University.

John L. Hennessy has served as a member of our board of directors since April 2004. Since September 2000, John has served as the President of Stanford University. From 1994 to August 2000, John held various positions at Stanford, including Dean of the Stanford University School of Engineering and Chair of the Stanford University Department of Computer Science. John has been a member of the board of directors of Cisco Systems, Inc., a networking equipment company, since January 2002 and chairman of the board of directors of Atheros Communications, Inc., a wireless semiconductor company, since May 1998. John holds a Master’s degree and Doctoral degree in computer science from the State University of New York, Stony Brook and a Bachelor of Science degree in electrical engineering from Villanova University.

Arthur D. Levinson has served as a member of our board of directors since April 2004. Since July 1995, Art has served as a member of the board of directors of Genentech, Inc., a biotechnology company, and has served as its Chairman and Chief Executive Officer since September 1999. Prior to 1999, Art held various executive positions at Genentech, including Senior Vice President of R&D. Art has been a member of the board of directors of Apple Computer, Inc., a computer hardware and software company, since 2000. Art was a Postdoctoral Fellow in the Department of Microbiology at the University of California, San Francisco. Art holds a Ph.D. in biochemistry from Princeton University and a Bachelor of Science degree in molecular biology from the University of Washington.

Ann Mather has served as a member of our board of directors since November 2005. Since September 2005, Ann has been a director of Glu Mobile Inc., a publisher of mobile games, and serves as Chair of its Audit Committee. Since April 2004, Ann has been a director of Central European Media Enterprises Group, a developer and operator of national commercial television channels and stations in Central and Eastern Europe, and serves on its Audit Committee. She served as a director of Shopping.com from May 2004 until it was acquired by Ebay in 2005 and was Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. From 1999 to 2004, Ann was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, she was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures. From 1993 to 1999, she held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division. Ann holds a Master’s degree from Cambridge University.

Paul S. Otellini has served as a member of our board of directors since April 2004. Paul became the Chief Executive Officer and President of Intel Corporation, a semiconductor manufacturing company, in May 2005. Paul has been a member of the board of directors of Intel since 2002. He also served as Intel’s Chief Operating Officer from 2002 to May 2005. From 1974 to 2002, Paul held various positions at Intel, including Executive

Vice President and General Manager of the Intel Architecture Group and Executive Vice President and General Manager of the Sales and Marketing Group. Paul holds a Master’s degree from the University of California at Berkeley and a Bachelor’s degree in economics from the University of San Francisco.

K. Ram Shriram has served as a member of our board of directors since September 1998. Since January 2000, Ram has served as managing partner of Sherpalo, an angel venture investment company. Prior to that, from August 1998 to September 1999, Ram served as Vice President of Business Development at Amazon.com, Inc., an internet retail company. Prior to that, Ram served as President at Junglee Corporation, a provider of database technology, acquired by Amazon.com in 1998. Ram was an early member of the executive team at Netscape Communications Corporation. Ram holds a Bachelor of Science degree from the University of Madras, India.

Shirley M. Tilghman has served as a member of our board of directors since October 2005. Since June 2001, Shirley has served as the President of Princeton University. From August 1986 to June 2001, she served as a Professor at Princeton University and from August 1988 to June 2001 as an Investigator at Howard Hughes Medical Institute. Shirley holds a Ph.D. in biochemistry from Temple University and an Honorary Bachelor of Science degree in chemistry from Queen’s University.

Required Vote

The ten nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the foregoing nominees.

* * * * *

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2007. During 2006, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Independent Public Accountants” on page 51. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Google and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

* * * * *

PROPOSAL NUMBER 3

APPROVAL OF AN AMENDMENT TO GOOGLE’S 2004 STOCK PLAN

At the annual meeting, the stockholders will be asked to approve an amendment to the Google Inc. 2004 Stock Plan (the “Plan”) in order to increase by 4,500,000 the maximum number of shares of our Class A common stock that may be issued under the Plan.

In January 2007, the Leadership Development and Compensation Committee (the “Committee”) recommended, and the full board of directors adopted, subject to stockholder approval, an amendment to the Plan to increase the share reserve by 4,500,000 shares of Class A common stock. Our stockholders have previously authorized us to issue under the Plan up to a total of 17,931,660 shares of Class A common stock, subject to adjustment upon certain changes in our capital structure.

The Committee and the full board of directors believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. As of December 31, 2006, only 6,985,465 shares of our Class A common stock remained available for future grant of stock awards under the Plan, a number that the Committee and the full board of directors believes to be insufficient to meet our anticipated needs. Therefore, the Committee recommended, and the full board of directors approved, subject to stockholder approval, an amendment to increase the maximum number of shares of Class A common stock issuable under the Plan by 4,500,000 shares to a total of 22,431,660 shares of our Class A common stock, subject to adjustment upon certain changes in our capital structure.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan as proposed to be amended, which is included in this proxy statement as Appendix A.

General. Our board of directors originally adopted the Plan in April 2004, and it was subsequently approved by our stockholders in June 2004. In April 2005, our board of directors approved an amendment and restatement of the Plan and stockholders approved the amended and restated Plan in May 2005. In March 2006, our board of directors adopted an amendment to the Plan to increase the share reserve by 4,500,000 shares of Class A common stock and our stockholders approved the amendment in May 2006. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and nonstatutory stock options, restricted stock, stock appreciation rights, performance units, performance shares, restricted stock united (which we refer to as Google Stock Units) and other stock based awards (each, an “award”) to our employees, directors, and consultants. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and employees and consultants of our parent and subsidiary companies and to promote the success of our business.

Common Stock Available Under the Plan. Assuming stockholders approve this proposal, a total of 22,431,660 shares of Class A common stock will have been reserved for issuance pursuant to the Plan. On December 31, 2006, options to purchase a total of 12,128,717 shares and Google Stock Units representing the right to acquire 1,771,037 shares of our Class A common stock were outstanding under the Plan. The outstanding stock options had a weighted average exercise price of $205.58 per share. On December 31, 2006, 6,985,465 shares of our Class A common stock remained available for future issuance under our Plan.

If an award expires or is terminated or canceled without having been exercised or settled in full, or is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares are not deemed to be issued under the Plan with respect to any portion of an award that is settled in cash or to the extent such shares are withheld in satisfaction of tax withholding obligations. If the exercise or purchase price of an award is paid for through the tender of shares, or tax withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the Plan. However, shares that have actually been transferred to a financial institution or other person or entity selected by the Plan administrator will not be returned to the Plan and will not be available for future distribution under the Plan.

Administration of the Plan. Our board of directors, or one or more committees appointed by our board of directors, will administer our Plan (the “administrator”). In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code to enable us to receive a federal tax deduction for certain compensation paid under the Plan. The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award (subject to the limits under the Plan), the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program, an award transfer program (whereby awards may be transferred to a financial institution or other person or entity selected by the Plan administrator), and a program through which participants may reduce cash compensation payable in exchange for awards, and to create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our Class A common stock (or the cash equivalent of such shares).

Eligibility. Nonstatutory stock options, restricted stock, stock appreciation rights, performance units, performance shares, Google Stock Units and other stock based awards may be granted under the Plan to our employees, directors, and consultants, and employees and consultants of any of our parent or subsidiary corporations. Incentive stock options may be granted only to employees. As of December 31, 2006, we had approximately 10,674 employees, eleven directors (including three employee directors) and 4,128 consultants and temporary workers.

Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with certain awards granted to such persons, the Plan provides that no service provider may be granted, in any fiscal year, options and/or stock appreciation rights to purchase more than an aggregate of 1,000,000 shares of Class A common stock and an aggregate of 500,000 restricted stock awards, Google Stock Units, performance units and/or performance shares.

Options. A stock option is the right to purchase shares of our Class A common stock at a fixed exercise price for a fixed period of time. Each option is evidenced by a stock option agreement and is subject to the following terms and conditions:

Number of Options. The administrator will determine the number of shares granted to any eligible individual pursuant to a stock option.

Exercise Price. The administrator will determine the exercise price of options granted under our Plan at the time the options are granted, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price generally must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Class A common stock generally is determined with reference to the closing sale price for the Class A common stock (or the closing bid if no sales were reported) on the day the option is granted. As of December 29, 2006, the closing price of the Class A common stock as reported on The Nasdaq Global Select Market was $460.48 per share.

Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. To the extent permitted by applicable law, the Plan permits payment to be made by cash, check, promissory note, other shares of our Class A common stock (with some restrictions), cashless exercises, a reduction in the amount of our liability to the participant, any combination of the prior methods of payment or any other form of consideration permitted by applicable law.

Term of Option. The term of stock options will be stated in the stock option agreement. However, the term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years. No option may be exercised after the expiration of its term.

Termination of Service. After termination of service, an option holder may exercise his or her option for the period of time determined by the administrator and stated in the option agreement. In the absence of a time specified in a participant’s award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service terminates due to the participant’s death or disability, in which case the participant or, if the participant has died, the participant’s estate, beneficiary designated in accordance with the administrator’s requirements or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee. However, the administrator may at any time implement an award transfer program (whereby awards may be transferred to a financial institution or other person or entity selected by the Plan administrator).

Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our Class A common stock between the exercise date and the date of grant, for that number of shares of our Class A common stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights. The administrator also determines the number of shares granted to a service provider pursuant to a stock appreciation right.

After termination of service, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock. Restricted stock awards are awards of shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate including, if the administrator has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, that the restricted stock will vest based on the achievement of performance goals. Each award of restricted stock is evidenced by an award agreement specifying the terms and conditions of the award. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator also determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability.

Google Stock Units. Google Stock Units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of Google Stock Units. Each Google Stock Unit award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the Google Stock Units based on the achievement of specific performance goals. The administrator also determines the number of shares granted pursuant to a Google Stock Unit award.

Performance Shares and Performance Units. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including solely continued service), applicable securities laws or other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our Class A common stock on the grant date. The administrator also determines the number of performance shares and performance units granted to any employee. Each performance unit and performance share is evidenced by an award agreement, and is subject to the terms and conditions determined by the administrator.

Other Stock Based Awards. The administrator has the authority to create awards under the Plan in addition to those specifically described in the Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our Class A common stock (or the cash equivalent of such shares). These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside the Plan. Each other stock based award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine.

Transferability of Awards. Unless the administrator determines otherwise, our Plan does not allow for the transfer of awards other than by will, by the laws of descent and distribution, or pursuant to an award transfer program which the administrator has reserved the discretion to implement from time to time, and only the participant may exercise an award during his or her lifetime.

Performance Goals. As discussed above, under Section 162(m) of the Code, the annual compensation paid to the chief executive officer, the chief financial officer and each of the other three most highly compensated executive officers (our named executive officers) may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) of the Code are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The administrator (in its discretion) may make performance goals applicable to a participant. One or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the company as a whole or any segment of the company, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization. In the event that our stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our securities, or other similar change in our capital structure, the administrator will make the adjustments to the number and class of shares of Class A common stock subject to the Plan, the maximum number of shares of Class A common stock that may be issued to any individual in any fiscal year pursuant to awards, and the number, class and price of shares of Class A common stock subject to any outstanding award.

Adjustments upon Liquidation or Dissolution. In the event of our liquidation or dissolution, any unexercised award will terminate. The administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the award, including shares as to which the award would not otherwise be exercisable.

Adjustments upon Merger or Change in Control. Our Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each outstanding award. Unless determined otherwise by the administrator, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of up to 15 days from the date of notice to the holder of such award. The option or stock appreciation right will terminate at the end of such period. Unless determined otherwise by the administrator, any restricted stock, performance shares, performance units, Google Stock Units or other stock based awards not assumed or substituted for will be fully vested as to all of the shares subject to the award, including shares which would not otherwise be vested. In the event an outside director is terminated immediately prior to or following a change in control, other than pursuant to a voluntary resignation, the awards he or she received under the Plan will fully vest and become immediately exercisable.

Amendment and Termination of Our Plan. Our Plan will automatically terminate in 2014, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate our Plan provided it does not adversely affect any award previously granted under our Plan.

Plan Benefits

The amount and timing of awards granted under the Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

U.S. Federal Income Tax Information

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock, Google Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income at the time an award of restricted stock and Google Stock Units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Our Tax Impact from Awards. We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our named executive officers. Under Section 162(m) of the Code, the annual compensation paid to named executive officers will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of awards that any individual may receive per year. The Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, which permits us to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Required Vote

Approval of the proposed amended Plan requires the affirmative vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of an amendment to increase the number of shares issuable under the Plan by 4,500,000 shares.

Recommendation

We believe strongly that the approval of the amendment to the Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the amendment to the Plan.

Our board of directors recommends a vote FOR the approval of an amendment to increase the number of shares issuable under the Plan by 4,500,000.

* * * * *

PROPOSAL NUMBER 4

APPROVAL OF GOOGLE’S EXECUTIVE BONUS PLAN

We have adopted a new Executive Bonus Plan (the “Bonus Plan”), subject to the approval of the stockholders at the 2007 Annual Meeting. We are asking stockholders to approve the adoption of the Bonus Plan so that we may use the Bonus Plan to achieve our goal of increasing stockholder value and also receive a federal income tax deduction for certain compensation paid under the Bonus Plan. If stockholders do not ratify the adoption of the Bonus Plan, it will not become effective. If that happens, we will not make payments under the Bonus Plan to our Chief Executive Officer, Sergey Brin and Larry Page, who run Google as a triumvirate, as well as each of our Chief Financial Officer and three other most highly compensated executive officers during the fiscal year ended December 31, 2006. We refer to these officers as our named executive officers.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety in this proxy statement as Appendix B. The following summary is qualified in its entirety by reference to Appendix B.

Purpose

The purpose of the Bonus Plan is to increase stockholder value and Google’s success by motivating key executives to perform to the best of their abilities and to achieve Google’s objectives. The Bonus Plan accomplishes this by paying awards only after the achievement of pre-established performance goals.

Eligibility to Participate

The LDC Committee selects the employees of Google (and its affiliates) who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the LDC Committee has discretion to select the participants.

Maximum Awards and Performance Goals

Each performance period, the LDC Committee assigns each participant a maximum award level and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s maximum award may be expressed as a multiple of his or her base salary earned during the applicable performance period, or may be expressed under any other methodology established by the LDC Committee in its sole and absolute discretion. The performance goals require the achievement of objectives for one or more of the following: (i) cash position, (ii) controllable profits, (iii) customer satisfaction management by objectives, (iv) earnings per share, (v) EBITDA, (vi) free cash flow, (vii) net income, (viii) new orders, (ix) operating cash flow, (x) operating income, (xi) return on assets, (xii) return on equity, (xiii) return on sales, (xiv) revenue, and (xv) total shareholder return. Each of these measures is defined in the Bonus Plan. Performance goals may differ from participant-to-participant, from performance period-to-performance period and from award-to-award.

The LDC Committee may choose to set target goals: (i) in absolute terms, (ii) in relative terms (including, but not limited to, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or per capita basis, (iv) against the performance of Google as a whole or against particular segments or products of Google and/or, (v) on a pre-tax or after-tax basis. The LDC Committee also will determine whether any element(s) will be included in or excluded from the calculations and whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles. For example, the LDC Committee may decide to ignore the effect of mergers or acquisitions in the calculations. No participant may participate in more than three performance periods at any one time. A performance period shall generally be a fiscal year, but may also be any such other period of time which does not exceed three fiscal years as determined in the sole and absolute discretion of the LDC Committee.

Actual Awards

After the performance period ends, the LDC Committee certifies in writing the extent to which the pre-established performance goals actually were achieved. The actual award that is payable to a participant is determined using a formula that decreases the participant’s maximum award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $6 million per person for any performance period, even if the pre-established formula otherwise indicates a larger award. The maximum established for the 2007 plan year is $4.5 million per participant.

The LDC Committee has reserved the discretion to reduce or eliminate any actual award under the Bonus Plan. The LDC Committee is likely to reduce the actual bonus payable to each participant based on objective or subjective factors, including factors that are non-financial and operational in nature. Also, unless determined otherwise by the LDC Committee, a participant will forfeit the bonus if a participant terminates employment before a bonus is paid. However, the LDC Committee has discretion to pay out part or the entire award upon the termination of a participant’s employment.

Actual awards are generally paid in cash (or its equivalent) no later than two and one-half months after the performance period ends. However, the Bonus Plan also would allow the LDC Committee to make, in its sole discretion, the actual awards in the form of Google common stock pursuant to Google’s stockholder approved equity compensation plans. Although the LDC Committee does not currently intend to do so, the LDC Committee also may pay bonuses to Bonus Plan participants outside of the Bonus Plan for the accomplishment of strategic or other individual goals.

Administration

The LDC Committee administers the Bonus Plan. Members of the LDC Committee must qualify as outside directors under Section 162(m) of the Code. Subject to the terms of the Bonus Plan, the LDC Committee has sole discretion to:

•	Select the employees who will be eligible to receive awards.

•	Determine the maximum award for each participant.

•	Determine the performance goals that must be achieved before any actual awards are paid.

•	Establish a payout formula to provide for an actual award greater or less than a participant’s maximum award to reflect actual performance versus the predetermined performance goals.

•	Interpret the provisions of the Bonus Plan.

Performance Based Compensation

The Bonus Plan is designed to qualify as “performance based” compensation under Section 162(m). Under Section 162(m), Google may not receive a federal income tax deduction for compensation paid to the named executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if Google pays compensation that is “performance based” under Section 162(m), Google still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows Google to pay incentive compensation that is performance based and therefore fully tax deductible on Google’s federal income tax return.

Amendment and Termination of the Bonus Plan

The board and the LDC Committee may amend or terminate the plan at any time and for any reason. However, no amendment or termination of the Bonus Plan may impair the rights of a participant with respect to already established maximum awards, unless the participant consents.

Bonuses to Be Paid to Certain Individuals and Groups

Awards under the Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The following table sets forth the maximum awards payable under the Bonus Plan which the LDC Committee has approved for the fiscal year 2007, subject to stockholder approval of the Bonus Plan. If our stockholders do not approve the Bonus Plan, we will not make payments under the Bonus Plan to our named executive officers. Actual awards paid, if any, under the Bonus Plan for fiscal year 2007 will be calculated based on actual performance pursuant to the goals established by the LDC Committee. For the 2007 performance period, the LDC Committee selected performance goals based on a formula taking into account the participant’s salaries and Google’s 2007 non-GAAP operating income. Because our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal.

Name of Individual or Group	Maximum Award
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer	$0

Sergey Brin President of Technology	0

Larry Page President of Products	0

George Reyes Senior Vice President and Chief Financial Officer	4,500,000

Shona Brown Senior Vice President, Business Operations	4,500,000

David Drummond Senior Vice President, Corporate Development and Chief Legal Officer	4,500,000

Jonathan Rosenberg Senior Vice President, Product Management	4,500,000

All executive officers, as a group	27,000,000

All directors who are not executive officers, as a group(1)	0

All employees who are not executive officers, as a group	0

(1)	This group is not eligible to participate in the Bonus Plan.

There can be no assurance that any awards will be paid, and we believe it is unlikely that the maximum payouts will be paid since, similar to our goal-setting for previous years, maximum performance targets reflect significant stretch achievements. The actual award paid, if any, is likely to be lower depending on actual performance compared to the targeted performance goals associated with maximum payout. The Committee also has discretion to further decrease, but not increase, the award otherwise indicated under the pre-established formula. We expect the LDC Committee to exercise this discretion to decrease the amount of the bonus payments for 2007.

Required Vote

Approval of the Bonus Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of the Executive Bonus Plan.

Recommendation

We believe strongly that the approval of the Bonus Plan is essential to our continued success. Our executives are one of our most valuable assets. The awards provided under the Bonus Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. For the reasons stated above the stockholders are being asked to approve the Bonus Plan.

Our board of directors recommends a vote FOR the proposal to approve the Executive Bonus Plan.

* * * * *

PROPOSAL NUMBER 5

STOCKHOLDER PROPOSAL

The Office of the Comptroller of New York City has advised us that it intends to submit the proposal set forth below for consideration at our annual meeting. It is the custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (the “Funds”), which beneficially own 486,617 shares of Google’s Class A common stock. The proposal, along with the Funds’ supporting statement, is included verbatim below. The Funds’ request was submitted by Patrick Doherty, The City of New York Office of the Comptroller, 1 Centre Street, New York, New York, 1007-2341.

The Funds’ Stockholder Proposal

Internet Censorship

Whereas, freedom of speech and freedom of the press are fundamental human rights, and free use of the Internet is protected in Article 19 of the Universal Declaration of Human Rights, which guarantees freedom to “receive and impart information and ideas through any media regardless of frontiers”, and

Whereas, the rapid provision of full and uncensored information through the Internet has become a major industry in the United States, and one of its major exports, and

Whereas, political censorship of the Internet degrades the quality of that service and ultimately threatens the integrity and viability of the industry itself, both in the United States and abroad, and

Whereas, some authoritarian foreign governments such as the Governments of Belarus, Burma, China, Cuba, Egypt, Iran, North Korea, Saudi Arabia, Syria, Tunisia, Turkmenistan, Uzbekistan, and Vietnam block, restrict, and monitor the information their citizens attempt to obtain, and

Whereas, technology companies in the United States such as Google, that operate in countries controlled by authoritarian governments have an obligation to comply with the principles of the United Nations Declaration of Human Rights, and

Whereas, technology companies in the United States have failed to develop adequate standards by which they can conduct business with authoritarian governments while protecting human rights to freedom of speech and freedom of expression,

Therefore, be it resolved, that shareholders request that management institute policies to help protect freedom of access to the Internet which would include the following minimum standards:

1)	Data that can identify individual users should not be hosted in Internet restricting countries, where political speech can be treated as a crime by the legal system.

2)	The company will not engage in pro-active censorship.

3)	The company will use all legal means to resist demands for censorship. The company will only comply with such demands if required to do so through legally binding procedures.

4)	Users will be clearly informed when the company has acceded to legally binding government requests to filter or otherwise censor content that the user is trying to access.

5)	Users should be informed about the company’s data retention practices, and the ways in which their data is shared with third parties.

6)	The company will document all cases where legally-binding censorship requests have been complied with, and that information will be publicly available.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Recommendation

Our board of directors recommends a vote AGAINST the stockholder proposal.

* * * * *

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 1, 2007, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock.

•	Each of our directors and nominees for the board of directors.

•	Each of our named executive officers.

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Google Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 230,521,802 shares of Class A common stock and 80,490,511 shares of Class B common stock outstanding at March 1, 2007. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 1, 2007, and common stock issuable upon the vesting of Google Stock Units within 60 days of March 1, 2007, ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an “*.”

The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provided to Google, except where otherwise noted.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Officers and Directors
Eric Schmidt	10,096	*	10,700,410	13.3	10.3
Sergey Brin	0	*	28,642,862	35.6	27.7
Larry Page	0	*	29,163,614	36.2	28.2
Shona Brown(2)	18,978	*	0	*	*
David Drummond(3)	2,090	*	151,742	*	*
George Reyes(4)	4,319	*	51,750	*	*
Jonathan Rosenberg(5)	28,790	*	58,500	*	*
L. John Doerr(6)	39,384	*	3,002,743	3.7	2.9
John L. Hennessy(7)	4,908	*	34,750	*	*
Arthur D. Levinson(8)	0	*	30,334	*	*
Ann Mather (9)	3,635	*	0	*	*
Michael Moritz(10)	1,466,700	*	1,055,595	1.3	1.2
Paul S. Otellini(11)	0	*	43,334	*	*
K. Ram Shriram	10,693	*	1,728,900	2.1	1.7
Shirley M. Tilghman(12)	4,800	*	0	*	*
All executive officers and directors as a group(13) (17 persons)	1,979,489	0.9	74,854,358	93.0	72.5
5% Security Holders
Entities affiliated with Fidelity(14)	25,688,056	11.1	0	*	2.5
Capital Research & Management Company(15)	13,112,900	5.7	0	*	1.3

(1)

Percentage  total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)

Consists of  18,978 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. Certain of the options provide for exercise prior to vesting, with any unvested shares that are exercised subject to a lapsing repurchase right in our favor. 6,269 shares of Class A common stock will have vested within 60 days of March 1, 2007.

(3)

Includes  66,500 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 11,914 of such shares of Class B common stock will have vested within 60 days of March 1, 2007.

(4)

Includes  51,750 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. None of such shares will have vested within 60 days of March 1, 2007.

(5)

Includes  58,500 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 10,481 of such shares will have vested within 60 days of March 1, 2007.

(6)

Includes  18,656 shares of Class A common stock held by the Chad A. Byers Trust; 18,656 shares of Class A common stock held by the Blake H. Byers Trust; 1,172 shares of Class A common stock held by the Byers Trust dtd 7/25/86; 1,850 shares of Class B common stock held by the Doerr Children’s Trust dtd 5/26/94, Brooks H. Byers, Trustee; 216,890 shares of Class B common stock held by the Doerr’s Children’s 1999 Irrev. Trust, Brook H. Byers, Trustee; 900 shares of Class A common stock and 882,320 shares of Class B common stock held by L. John Doerr; and 1,901,683 shares of Class B common stock held by Vallejo Ventures Trust. John is trustee of the Chad A. Byers Trust, the Blake H. Byers Trust and the Byers Trust dtd 7/25/86 and has voting and investment authority over the shares held by these trusts. John disclaims any pecuniary interest in these trusts. John is a trustee of Vallejo Ventures Trust and shares voting and investment authority over the shares held by such trust. The address for all entities affiliated with L. John Doerr is c/o Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, CA 94025.

(7)

Includes  34,750 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 9,833 of such shares will have vested within 60 days of March 1, 2007.

(8)

Consists of  30,334 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 4,333 of such shares will have vested within 60 days of March 1, 2007.

(9)

Includes  3,400 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. Also includes 235 shares of Class A common stock issuable under Google Stock Units that will have vested within 60 days of March 1, 2007. Google Stock Units entitle the reporting person to receive one share of Class A common stock for each share underlying the Google Stock Unit as the Google Stock Unit vests.

(10)

Includes  393,573 shares of Class A and 1,055,595 shares of Class B common stock held by Michael Moritz in trust. Includes 941,027 shares of Class A common stock held by Sequoia Capital XI, 29,724 shares of Class A common stock held by Sequoia Technology Partners XI and 102,376 shares of Class A common stock held by SXCI Principal Fund. SC XI LLC is the general partner of Sequoia Capital XI, SXCI Principal Fund and Sequoia Technology Partners XI. Michael Moritz is a managing member of SC XI LLC and shares voting and investment power over the shares held by the Sequoia entities. Michael Moritz disclaims beneficial ownership of the shares held by the Sequoia entities except to the extent of his pecuniary interest in these entities. The address of the entities affiliated with Sequoia Capital and Michael Moritz is 3000 Sand Hill Road, Bldg. 4, Suite 180, Menlo Park, California 94025.

(11)

Consists of  43,334 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 17,333 of such shares will have vested within 60 days of March 1, 2007.

(12)

Includes  3,600 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. Also includes 1,200 shares of Class A common stock issuable under Google Stock Units that will have vested within 60 days of March 1, 2007. Google Stock Units entitle the reporting person to receive one share of Class A common stock for each share underlying the Google Stock Unit as the Google Stock Unit vests.

(13)

Includes  1,952,076 shares of Class A common stock and 74,472,795 shares of Class B common stock held by the directors and executive officers. Also includes 25,978 shares of Class A common stock and 381,563 shares of Class B common stock held by the directors and executive officers issuable upon exercise of options that are exercisable within 60 days of March 1, 2007. Certain of the options provide for exercise prior to vesting, with any unvested shares that are exercised subject to a lapsing repurchase right in our favor. 6,269 shares of Class A common stock of such shares are vested and 105,801 shares of Class B common stock of such shares will have vested within 60 days of March 1, 2007. Also includes 1,435 shares of Class A common stock issuable under Google Stock Units that vest within 60 days of March 1, 2007. Google Stock Units entitle the reporting person to receive one share of Class A common stock for each share underlying the Google Stock Unit as the Google Stock Unit vests.

(14)

Based  on the most recently available Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, includes 24,723,485 shares of Class A common stock beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor; 23,100 shares of Class A common stock beneficially owned by Fidelity Management Trust Company in its capacity as an investment advisor; 4,474 shares of Class A Common Stock beneficially owned by Strategic Advisers, Inc., in its capacity as an investment advisor; and 483,279 shares of Class A common stock beneficially owned by Fidelity International Limited (“FIL”). Fidelity, Strategic Investors, Inc. and Fidelity Management Trust Company are wholly-owned subsidiaries of FMR Corp., a holding company. Fidelity International Limited was formerly an indirect subsidiary of FMR Corp., but now operates as an entity independent of FMR Corp. Edward C. Johnson III and members of his family own approximately 49% of the voting power of FMR Corp., and approximately 38% of the voting power of Fidelity International Limited and have certain other rights to influence the management of these entities. According to the Schedule 13G/A filed by FMR Corp. on February 14, 2007, FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR Corp. filed the Schedule 13G/A on February 14, 2007 on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis. The address of the entities affiliated with Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. In addition, 29,389 shares of Class A common stock are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR Corp., and 424,329 shares of Class A common stock are beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR Corp. Both entities hold the shares as a result of serving as investment advisor to institutional accounts. The address of PGALLC and PGATC is 53 State Street, Boston, Massachusetts 02109.

(15)

Based  on the most recently available Schedule 13G filed with the Securities and Exchange Commission on February 7, 2007. The address of Capital Research & Management Company is 333 South Hope Street, Los Angeles, California 90071.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our Class A and Class B common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during 2006, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 4 report was filed for George Reyes on February 10, 2006 to report the transfer of 16,667 shares of Class A common stock from George Reyes to his trust, effective January 10, 2006.

•

A late Form 4 report was filed for Jonathan Rosenberg on February 10, 2006 to report the transfer of 16,166 shares of Class A common stock from Jonathan Rosenberg to his trust, effective January 10, 2006.

•	A late Form 4 report was filed for George Reyes on February 22, 2006 to report the sale of 2,250 shares of Class A common stock, effective February 17, 2006.

•	A late Form 4 report was filed for Jonathan Rosenberg on February 23, 2006 to report the sale of 890 shares of Class A common stock, effective February 17, 2006.

•	A late Form 4 report was filed for Eric Schmidt on June 27, 2006 to report the conversion of 23,034 shares of Class B common stock to Class A common stock, effective May 22, 2006.

•

A late Form 4 report was filed for George Reyes on July 17, 2006 to report the transfers of 16,666 and 16,667 shares of Class A common stock from George Reyes to his trust, effective June 8, 2006 and July 11, 2006, respectively.

•

A late Form 4 report was filed for Jonathan Rosenberg on July 17, 2006 to report the transfers of 2,000 and 2,000 shares of Class A common stock from Jonathan Rosenberg to his trust, effective June 8, 2006 and July 11, 2006, respectively.

•	A late Form 4 report was filed for Jonathan Rosenberg on July 24, 2006 to report the transfers of 2,000 shares of Class A common stock from Jonathan Rosenberg to his trust, effective July 19, 2006.

•	A late Form 4 report was filed for George Reyes on August 28, 2006 to report the transfers of 16,667 shares of Class A common stock from George Reyes to his trust, effective August 18, 2006.

•	A late Form 4 report was filed for Eric Schmidt on September 5, 2006 to report the conversion of 11,517 shares of Class B common stock to Class A common stock, effective August 25, 2006.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these Forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

We review all known relationships and transactions in which Google and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Google’s legal staff, in consultation with our finance team, is primarily responsible for developing and implementing processes and controls to obtain information from our directors and executive officers with respect to related-party transactions and then determining, based on the facts and circumstances, whether Google or a related-party has a direct or indirect material interest in these transaction. Members of our legal and finance departments are instructed to inform our legal corporate-securities team of any transaction between a director and executive officer that comes to their attention. On a periodic basis, the legal and finance teams review all transactions involving payments between Google and any company that has a Google executive officer or director as an officer or director. As required under SEC rules, transactions that are determined to be directly or indirectly material to Google or a related-party are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies all related-party transactions. As authorized in the Audit Committee’s charter, in the course of its review and approval or ratification of a related-party transaction, the committee considers:

•	the nature of the related party’s interest in the transaction.

•	the material terms of the transaction, including, the amount involved and type of transaction.

•	the importance of the transaction to the related-party and to Google.

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Google and our stockholders.

•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related-party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Since January 1, 2006, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

Investor Rights Agreement

We have entered into an investor rights agreement with certain purchasers of our common stock, and certain holders of warrants to purchase our common stock. Certain of our directors, including entities with which they are affiliated, executive officers and holders of 5% of our capital stock are parties to this agreement. Stockholders who are a party to this agreement are provided certain rights to demand registration of shares of common stock and to participate in a registration of our common stock that we may decide to do, from time to time. These registration rights survived our initial public offering and will terminate as to any holder at the later of such time as all of such holders’ securities can be sold within a three-month period without compliance with the registration requirements of the Securities Act of 1933 pursuant to Rule 144 and the five-year anniversary of our initial public offering.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Corporate Use of Personal Aircraft

Eric Schmidt has the use of a corporate jet that he makes available from time to time to Apex Aviation Corporation for charters by Apex to its customers. This aircraft has been chartered by Google from time to time and made available to certain of our executive officers for time-critical business trips. We pay Apex $7,000 per hour for use of this aircraft, which was an hourly reimbursement rate approved by our board of directors based upon a competitive analysis of comparable chartered aircraft and which our board of directors determined was at or below market rates for the charter of similar aircraft. In 2006, we used this aircraft for business-related travel services for certain of our executive officers and we paid Apex approximately $464,110 in fees through December 31, 2006. Eric has agreed to pay to us any and all annual net profits distributed to him as a result of our charters of this corporate jet.

Payments to Stanford University

In 2006, Google paid approximately $546,486 to Stanford University. Approximately $342,000 of these payments related to the license by Stanford of patents, including the PageRank patent, to Google. Approximately $152,000 of the total amount of payments to Stanford represented donations for scholarships and other philanthropic endeavors. Pursuant to Stanford’s standard royalty arrangements with its students who develop patents in the course of their studies at Stanford, Stanford shares a portion of the royalty revenues associated with some of these patent licenses with Larry Page and Sergey Brin. John L. Hennessy, President of Stanford University, is a member of our board of directors. John does not have a direct interest in any of the transactions above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Google’s compensation programs reflect our philosophy to pay all of our employees, including our executive officers named in the compensation tables below, in ways that support three primary business objectives:

•	Attract and retain the world’s best talent.

•	Support our culture of innovation and performance.

•	Align employee interests with stockholder interests in the overall success of Google.

To achieve these objectives for Google’s named executive officers, we intend the bulk of their compensation to be at risk with significant upside potential for strong performance as well as downside exposure for underperformance. We measure both individual and company performance annually, and reward executives accordingly. We believe this is appropriate given their ability to influence Google’s overall performance.

Although we intend for performance-based incentives and rewards to be substantial when warranted, these incentives are secondary to career growth, work environment and engaging work opportunities. We seek to develop a highly-motivated and collaborative workforce that pursues achievements for the sake of progress and innovation before individual gain. When Google and individual executives achieve our goals, we ensure that appropriately significant economic rewards follow.

Eric, Larry and Sergey voluntarily receive only nominal cash compensation. Their primary compensation continues to come from returns on their ownership stakes in Google. As significant stockholders, their personal wealth is tied directly to sustained stock price appreciation and performance, which provides direct alignment with stockholder interests.

We review our compensation philosophy and practices, including for our named executive officers, with the LDC Committee on an ongoing basis so that the LDC Committee can recommend changes, if needed, to keep them aligned with our business objectives. Each member of our LDC Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b-3 of the rules under the Securities Exchange Act of 1934. Our board of directors has determined that each of the directors serving on our Leadership Development and Compensation Committee is independent as defined in the marketplace rules of The Nasdaq Stock Market. The LDC Committee oversees all of our executive compensation programs and operates under a written charter.

Comparative Framework

Google aligns both its cash and equity compensation to market comparables. We analyze market pay rates annually using the most directly-relevant published survey sources available, including surveys from Radford, Towers Perrin, and ICR. In addition, we analyze information reported in our peer companies’ SEC filings for all direct pay elements, including salary, cash incentives and equity. For our named executive officers in 2006, we considered peers to be companies that met at least two of the following criteria:

•	High-technology company.

•	Key labor market competitor (e.g., Microsoft, Yahoo, Amazon, eBay).

•	Deep engineering organizations (e.g., software/software services, internet).

•	Top market share in sector (“Blue Chip”).

The following companies met these criteria:

Company	Reported Fiscal Year	Revenues (in millions)	Market Cap (in millions)	Headcount
Adobe Systems	11/30/05	$1,966.3	$19,559.8	5,734
Agilent Technologies	10/31/05	$5,139.0	$13,724.6	21,000
Amazon.com	12/31/05	$8,490.0	$19,837.2	12,000
Apple	09/30/05	$13,931.0	$45,180.8	14,800
Applied Materials	10/31/05	$6,991.8	$26,289.4	12,576
BEA Systems	01/31/06	$1,199.8	$4,039.7	3,878
BMC Software	03/31/06	$1,498.4	$4,452.4	6,200
Cadence Design Systems	12/31/05	$1,329.2	$4,805.4	5,000
Ceridian	12/31/05	$1,459.0	$3,624.9	8,812
Cisco Systems	07/31/05	$24,801.0	$120,850.8	38,413
Dell	01/31/06	$55,908.0	$67,618.0	65,200
eBay	12/31/05	$4,552.4	$62,542.7	11,600
Electronic Arts	03/31/06	$2,951.0	$16,752.9	7,200
EMC	12/31/05	$9,664.0	$62,542.7	26,500
Emdeon (WebMD)	12/31/05	$1,276.9	$2,475.5	6,100
Hewlett Packard	10/31/05	$86,696.0	$79,567.8	150,000
Intel	12/31/05	$38,826.0	$150,428.3	99,900
Intuit	07/31/05	$2,037.7	$8,543.9	7,000
Microsoft	06/30/06	$44,282.0	$232,300.8	71,000
Novell	10/31/05	$1,197.7	$2,957.4	5,066
Oracle	05/31/06	$14,380.0	$74,489.0	56,133
Qualcomm	09/30/05	$5,673.0	$73,577.4	9,300
Siebel Systems (acquired)	12/31/04	$1,339.8	$5,400.3	5,032
Storage Technology (acquired)	12/31/04	$2,224.0	$3,241.7	7,100
Sun Microsystems	06/30/06	$13,068.0	$3,241.7	38,000
Symantec	03/31/06	$4,143.4	$3,241.7	16,000
Synopsys	10/31/05	$991.9	$2,735.9	4,756
Texas Instruments	12/31/05	$13,392.0	$53,195.4	35,207
Verisign	12/31/05	$1,609.5	$5,273.0	4,076
Yahoo	12/31/05	$5,257.7	$58,004.4	9,800
90th Percentile		$39,371.6	$105,717.1	65,780
75th Percentile		$13,311.0	$61,408.1	33,030
50th Percentile		$4,762.7	$15,623.0	11,400
25th Percentile		$1,526.2	$4,142.8	6,125
Google 2004	12/31/04	$3,189.2	$53,470.2	3,021
Google 2005	12/31/05	$6,138.6	$129,366.6	5,680

Google 2005 Percentile Rank		57%	95%	19%

Against this set of peer companies, Google set its 2006 annual salary and target bonus opportunities below the 25th percentile with the intent that above-target performance would yield 50th percentile actual total cash. In addition, we anticipated that gains realized or realizable from previous equity grants would make total compensation competitive with market.

As Google has grown, the set of companies that we consider to be relevant peer comparables has changed. Beginning with the 2007 calendar year, we consider companies that meet at least three of the following criteria to be relevant peer comparables:

•	High-technology company.

•	Key labor market competitor (e.g., Microsoft, Yahoo, Amazon, eBay).

•	High-growth, with a minimum of 25% revenue and/or headcount growth over the previous two years.

•	$10 billion or more in annual revenues.

•	$50 billion or more market capitalization.

The following companies met these criteria (reported fiscal year data reflect available data at the time we completed our analysis):

Company	Reported Fiscal Year	Revenues (in millions)	Market Cap (in millions)	Headcount	Headcount Growth	Revenue Growth	Market Cap Growth
Amazon.com	12/31/05	$8,490.0	$19,837.2	12,000	33%	23%	9%
Apple	09/30/05	$13,931.0	$45,180.8	14,800	27%	68%	190%
Cisco	07/31/06	$28,484.0	$108,533.9	49,926	30%	15%	(10%)
Dell	01/31/06	$55,908.0	$67,618.0	65,200	18%	14%	(34%)
eBay	12/31/05	$4,552.4	$62,542.7	11,600	43%	39%	(20%)
EMC	12/31/05	$9,664.0	$32,513.9	26,500	17%	17%	(9%)
Hewlett Packard	10/31/05	$86,696.0	$79,567.8	150,000	(1%)	8%	46%
Intel	12/31/05	$38,826.0	$150,428.3	99,900	18%	13%	3%
Microsoft	06/30/06	$44,282.0	$232,300.8	71,000	16%	11%	(13%)
Oracle	05/31/06	$14,380.0	$74,489.0	56,133	13%	22%	13%
Qualcomm	09/30/05	$5,673.0	$73,577.4	9,300	22%	16%	15%
Sun Microsystems	06/30/06	$13,068.0	$14,563.4	38,000	23%	18%	14%
Texas Instruments	12/31/05	$13,392.0	$53,195.4	35,207	(1%)	6%	26%
Yahoo	12/31/05	$5,257.7	$58,004.4	9,800	29%	47%	11%
90th Percentile		$52,420.2	$137,860.0	91,230	32%	45%	40%
75th Percentile		$36,240.5	$78,298.1	62,933	28%	22%	15%
50th Percentile		$13,661.5	$65,080.4	36,604	20%	17%	10%
25th Percentile		$8,783.5	$47,184.4	12,700	16%	14%	(10%)
Google 2005	12/31/05	$6,138.6	$129,366.6	5,680	88%	92%	142%
Google 2006	12/31/06	$10,604.9	$144,017.7	10,674	88%	73%	11%

Google 2006 Percentile Rank		33%	91%	11%	above max	above max	55%

Against this set of generally larger peer companies than last year, our executive cash compensation was even less competitive since pay tends to be higher at larger companies. To address this, we increased executive officer cash compensation levels for 2007, other than for Eric, Larry and Sergey, to better reflect the competitive opportunities that Google executives have and help attract and retain senior-level executives.

Elements of Compensation

Our named executive officer compensation program includes three main elements:

•	Base salary.

•	Cash bonuses.

•	Stock-based incentives in the form of stock options and restricted Google Stock Units (“GSUs”)

In 2007 we intend to align our named executive officer compensation against the market as follows:

2007 Base Salary	2007 Target Total Cash	2007 Target Equity
50th percentile	75th percentile	90th percentile

Prior to 2007, our named executives generally had very large unvested gains from their pre-IPO equity grants and therefore we believed it was appropriate to keep cash compensation below market standards as we relied on their equity vesting to provide the majority of their compensation. Our named executives have now more fully vested in their pre-IPO stock option grants and therefore we believe it is appropriate to increase their cash compensation and grant new equity awards to more closely reflect the practices of our peer group.

Pay Mix

In 2006, we awarded cash bonuses to named executives but made no additional equity grants. We structured cash bonuses to represent approximately 75-85% of each executive’s total cash compensation, depending on performance.

For 2007, we increased cash compensation and awarded new equity compensation grants to our named executive officers, other than Eric, Larry and Sergey, in consideration of their approaching full vesting dates of their pre-IPO stock option grants. We intend for the 2007 cash bonus to represent approximately 10-20% of total compensation and the new equity compensation to represent approximately 70-90%, of total compensation, based on the full unamortized accounting fair value of equity grants.

Role of Executives in Determining Compensation

Our Senior Vice President of Business Operations and our Chief Executive Officer, together with the LDC Committee and an outside advisor, review assessments of executive compensation practices at least annually against our defined comparative framework. Eric, our CEO, makes recommendations to the LDC Committee with the intent of keeping Google’s executive officer pay practices aligned with our intended pay philosophy, but the LDC Committee must approve any changes before they are made.

Individual Performance Measurement. At the beginning of 2006, our named executive officers, other than Eric, Larry and Sergey, drafted their own performance goals, including operational, growth, and leadership goals for the organizations they manage, and agreed on them with Eric. At the end of the year, Eric assessed each executive’s performance against their pre-established goals and provided the LDC Committee with a performance appraisal, which included a performance rating. The LDC Committee used this assessment to inform its discretion in determining the individual component of the cash bonus as well as the 2006 discretionary bonus, described below. In addition, all of our named executive officers, including Eric, Larry and Sergey, met with an external board advisor from time to time to discuss performance and compensation issues.

Company Performance Measurement. Our Senior Vice President of Business Operations and Chief Executive Officer, upon consultation with the LDC Committee and an outside advisor, proposed bonus funding metrics for our executive officer bonus plan for 2006. The proposed company performance metrics were based on non-GAAP operating income. Non-GAAP operating income consisted of GAAP income excluding stock-based compensation expense, intellectual property research and development expenses and contributions to the Google Foundation. The LDC Committee reviewed and approved the proposed performance metrics based on its assessment that the proposed goals were reasonable and aligned with stockholder interests.

Base Salary

We view named executive officer base salaries as a tool that provides executives with a reasonable base level of monthly income relative to the jobs they are doing and market-competitive salaries. In 2004, Eric, Sergey and Larry requested that their salaries each be reduced to $1 per year. However, due their strong leadership and Google’s strong overall performance, we offered each of them market-competitive salaries at the beginning of each of 2005, 2006, and 2007. Due to their own preferences not to receive salary compensation, Eric, Sergey and Larry each rejected these offers and continue to receive base salaries of $1.

We establish base salaries for our other named executives based on the scope of their responsibilities and market data. We review salaries annually and may adjust them from time to time if needed to reflect changes in market conditions. Although we generally differentiate salaries by role and by individual for most positions at Google, given the similar scope of their overall organizational leadership responsibilities across Google, we continue our practice of not differentiating salaries of the named executive officers, other than Eric, Larry and Sergey. To determine salary recommendations for each executive, the CEO reviews the market data discussed above with Larry, Sergey, and an outside advisor and makes a recommendation to the LDC Committee for review and then to the board of directors for final approval.

For 2007, we increased the salary of each of our named executive officers, other than Eric, Larry and Sergey, with unanimous LDC Committee and board of directors approval from $250,000 to $450,000. In increasing these salaries, we reviewed and analyzed the compensation of executives among the 14 relevant peer companies shown above as well as data reported in the survey sources identified above.

Cash Incentives

Executive Bonus Plan. Our 2006 executive bonus plan provided an annual variable cash incentive designed to motivate participants to achieve our financial and other performance objectives and reward executives for their achievements when those objectives are met. All of our named executive officers, other than Eric, Larry and Sergey, participated in the 2006 executive bonus plan. Since 2004, the LDC Committee has offered Eric, Larry and Sergey the opportunity to participate in each year’s executive bonus plan, but they have declined to participate. The bonuses paid for 2006 to our named executive officers under the 2006 executive bonus plan as well as the 2006 discretionary bonus, described below, appear in the table below as well as the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

We calculate bonuses using the following formula:

Annual Salary	x	Bonus Percentage	x	Individual Multiplier	x	Company Multiplier	=	Bonus Payout

In 2006, the Annual Salary for each participating named executive was $250,000 and the Bonus Percentage was 140%. The Individual and Company Multipliers are each derived based on performance and are equally weighted. The Individual Multiplier reflects each Executive’s individual performance and is determined at the LDC Committee’s discretion based on the Individual Performance Measurement process described above. Individual performance that meets target expectations yields a 100% multiplier. The Company Multiplier was determined based on pre-established non-GAAP operating income objectives as described in the Company Performance Measurement process above. The Company Multiplier is the same for all participants, and performance that meets threshold expectations also yields a 100% multiplier.

If both the individual and company performance met target expectations, then the bonus would have been 1.4 times salary. Actual bonuses can range from zero to a maximum of ten times salary under the 2006 plan, based on performance. Over the past three years, actual payouts to named executives have ranged from 3.0 to 4.5 times salary based on Google’s strong performance against our financial goals and our executives’ strong performance meeting their individual goals.

While performance targets are established at levels that are intended to be achievable for both the Company Multiplier and the Individual Multiplier, a maximum bonus payout would require very high levels of both individual and company performance which we believe are possible but highly unlikely to be achieved. In the three years of operating the executive bonus plan, we have not paid the maximum amount to an executive. Generally, the LDC Committee sets the target and maximum performance requirements such that relative difficulty of achievement is consistent from year to year.

Once the LDC Committee finalized the performance goals, it had no discretion to modify them. However, the board of directors does retain authority to pay additional discretionary bonuses outside the executive bonus plan if warranted by performance not measured under the plan. On January 30, 2007, our board of directors approved such a discretionary bonus payment to our executive officers in recognition of our executive officers’ contributions to our performance in 2006. These additional discretionary payments were allocated to our named executive officers proportionally to the executive bonus plan bonuses as shown in the table below:

	2006 Plan and Discretionary Bonus Compensation
Executive	Formula Executive Plan Bonus	Discretionary Supplemental Bonus	Total Executive Plan Bonus & Discretionary Bonus
Eric Shmidt	—	—	—
Larry Page	—	—	—
Sergey Brin	—	—	—
George Reyes	$764,367	$169,496	$933,863
Shona Brown	764,367	169,496	933,863
Jonathan Rosenberg	927,000	205,560	1,132,559
David Drummond	764,367	169,496	933,863

Holiday Bonus. In 2006, Google paid each of its employees, including Eric, Larry, Sergey, and other named executives, a holiday bonus, which generally represented $1,000 net of tax withholding for each employee.

Discretionary Bonus Payments. Our board of directors may award discretionary bonuses in addition to the incentive bonuses under our executive bonus plan as described above. In January 2007, our board of directors approved the discretionary bonus payment described above to our named executive officers, excluding Eric, Sergey and Larry in recognition of their contributions to our performance in 2006.

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2004 Stock Plan, we can grant stock options, restricted stock units (which we refer to as Google Stock Units or GSUs), restricted stock, and other equity awards to employees, including our named executives.

From our initial public offering through the beginning of 2007, we granted no equity awards to our named executive officers. However, since the majority of the named executive officers’ previous equity grants will finish vesting in 2007, we made supplemental equity grants to these executives, other than Eric, Larry and Sergey, in early 2007 to meet our retention objectives and maintain our target market alignment for total compensation for these executives. We granted each named executive stock options and Google Stock Units in the ratio of two stock options for each GSU. We believe this ratio offers an appropriate balance between a leveraged upside opportunity and a reliable level of income. Beginning in 2008, we will consider making equity grants annually to our named executive officers with the magnitude of those grants determined to meet our retention objectives and maintain our target market alignment. We will determine grant amounts by reviewing competitive market data, individual performance assessments and business objectives with the LDC Committee annually.

Eric, Larry, and Sergey do not currently hold any stock options, and all of their stock holdings are fully vested. They have requested not to be considered for additional equity grants in 2007. The LDC Committee will continue to review their compensation opportunities on an ongoing basis and recommend changes, if needed, to maintain alignment with business objectives.

Timing of Equity Grants

Pursuant to a policy adopted by the LDC Committee in 2005, the effective grant date for all equity awards to executives, members of our board of directors and non-employee advisors is the first business day of the month following the date on which the LDC Committee approves the grant, unless otherwise specified by our board of directors or the LDC Committee. For other employees, equity grants are effective on the date they are approved by the LDC Committee or its designee. All stock option grants to named executive officers are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. The LDC Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, Google does not time the release of material nonpublic information based on equity award grant dates.

Stock Ownership Guidelines

The board of directors has adopted stock ownership guidelines to align our named executives’ interests with those of our shareholders. The guidelines provide that each executive officer must own at least 500 shares of common stock of Google within two years after becoming an executive officer. Google also has an insider trading policy which, among other things, prohibits employees from hedging the economic risk of their ownership.

Post-Employment and Change of Control Payments

We have no agreements with any of our executive officers that provide for additional or accelerated compensation on the termination of the executive’s employment or a change of control of Google, except as set forth below.

Upon a change of control of Google and unless our board of directors or LDC Committee determines otherwise, if the successor corporation refuses to assume or substitute the options held by our employees, including our named executive officers, these options will fully vest. The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the options held by them as of December 29, 2006 had become fully vested as a result of a change of control. The estimated amount of benefit was calculated by multiplying the number of unvested options held by the applicable named executive officer by the difference between the closing price of our Class A common stock on December 29, 2006, which was $460.48, and the exercise price of the option.

Name	Number of Unvested Options at December 31, 2006 (#)	Estimated Benefit ($)
Eric Schmidt	—	—
Sergey Brin	—	—
Larry Page	—	—
George Reyes	51,750	$23,571,090
Shona Brown	48,767	21,620,647
David Drummond	66,500	30,289,420
Jonathan Rosenberg	58,500	26,645,580

162(m) Tax Deductibility

Internal Revenue Code Section 162(m) precludes us from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. In 2006, we exceeded the $1,000,000 limit for certain executives. In 2007, Google has designed the executive bonus plan so that the payments made under it are eligible for deduction, subject to approval of the executive bonus plan by our stockholders at the 2007 annual meeting. See Proposal No. 4. In addition, the option awards, but not the Google Stock Units, granted to our named executive officers in 2007 are performance based and therefore Google will generally be entitled to deduct an amount equal to the amount of taxable income attributed to our named executive officers when they exercise these options.

Perquisites and Other Benefits

Our named executives, like our other employees, participate in various employee benefit plans, including medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); benefit advocacy counseling; and paid time off.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executives other than Eric, Larry, and Sergey. In 2006, Google provided a company match of up to $2,200 per employee, which executives also were able to receive. Google’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, named executives are not taxed on their contributions to the 401(k) Plan or earnings on those contributions until they receive distributions from the 401(k) Plan, and all Google contributions are deductible by us when made.

On certain occasions in 2006, a friend or family member accompanied Eric on a chartered flight, filling an otherwise vacant seat on the chartered flight with minimal additional cost to Google other than a tax gross-up payment we made to Eric. Google also pays for the personal security, personal travel logistics and personal travel using rental vehicles for some of our named executives. In addition, we paid life insurance premiums for the benefit of our named executive officers, other than Eric, Larry and Sergey.

We annually review the perquisites that named executive officers receive.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our named executives from the benefits we offer our other employees, we also do not maintain any executive retirement programs such as executive pension plans, deferred compensation plans, or other executive retirement benefits.

Leadership Development and Compensation Committee Report

The LDC Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the LDC Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for 2006 and the company’s 2007 proxy statement. This report is provided by the following independent directors, who comprise the LDC Committee:

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE MEMBERS:

L. John Doerr

Arthur D. Levinson

Paul S. Otellini

2006 Summary Compensation Table

The following table sets forth information regarding the compensation to our Chief Executive Officer, Sergey Brin and Larry Page, who run Google as a triumvirate, as well as each of our Chief Financial Officer and three other most highly compensated executive officers during the fiscal year ended December 31, 2006. We refer to these officers as the named executive officers.

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer	2006	$1	$1,723	—	—	$555,742	(3)	$557,466

Sergey Brin President of Technology	2006	1	1,723	—	—	—		1,724

Larry Page President of Products	2006	1	1,723	—	—	36,795	(4)	38,519

George Reyes Senior Vice President and Chief Financial Officer	2006	250,000	171,052	$529,859	$764,367	3,424		1,718,702

Shona Brown Senior Vice President, Business Operations	2006	250,000	171,339	1,638,601	764,367	2,755		2,827,062

David Drummond Senior Vice President, Corporate Development and Chief Legal Officer	2006	250,000	171,052	1,275,189	764,367	555		2,461,163

Jonathan Rosenberg Senior Vice President, Product Management	2006	250,000	207,116	1,254,166	927,000	2,999		2,641,281

(1)	The amounts in the bonus column consist of the holiday bonus, which generally represented $1,000 net of tax withholding for each employee, and a discretionary bonus payment.
(2)

The amounts in the option awards column reflect the accounting charge taken in 2006 for awards made prior to 2006, disregarding an estimate of forfeitures related to service-based vesting conditions, and are not necessarily an indication of which executives received the most gains from previously-granted equity awards. Some of our executive officers who joined Google before Shona Brown, David Drummond and Jonathan Rosenberg realized greater gains from previously-granted equity awards in 2006, but those awards resulted in little or no accounting charge in 2006. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to note 11 of our 2006 Annual Report on Form 10-K filed on March 1, 2007.

(3)

Consists of $532,755 for personal security, $22,456 in tax gross-ups paid by Google on Eric’s behalf related to aircraft chartered for Google business on which family and friends flew and $531 in aggregate incremental costs incurred by family and friends flying on aircraft chartered for Google business.

(4)	Consists of $33,195 for transportation, logistics and personal security during personal travel and $3,600 for personal travel using rental vehicles.

Grants of Plan-Based Awards in 2006

The following table provides information regarding the amount of awards under our 2006 executive bonus plan for each of the named executive officers.

	Estimated Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Eric Schmidt	—	—	—
Sergey Brin	—	—	—
Larry Page	—	—	—
George Reyes	—	$350,000	$3,000,000
Shona Brown	—	350,000	3,000,000
David Drummond	—	350,000	3,000,000
Jonathan Rosenberg	—	350,000	3,000,000

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information on the current holdings of stock options by the named executive officers at December 31, 2006. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

	Option Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eric Schmidt	—		—	—	—	—
Sergey Brin	—		—	—	—	—
Larry Page	—		—	—	—	—
George Reyes	7/18/2003	(1)	51,750	—	$5.00	7/18/2013
Shona Brown	10/14/2003	(2)	25,433	—	9.00	10/14/2013
	4/1/2004	(3)	—	23,334	26.00	4/1/2014
David Drummond	7/18/2003	(4)	66,500	—	5.00	7/18/2013
Jonathan Rosenberg	7/18/2003	(4)	58,500	—	5.00	7/18/2013

(1)

Shares subject to this option began vesting on August 6, 2006 (the vesting commencement date) as follows: (i) 15 percent on the one year anniversary of the vesting commencement date, (ii) 17.5 percent in the second year of vesting, (iii) 20 percent in the third year of vesting, (iv) 22.5 percent in the fourth year of vesting, and (v) 25 percent in the fifth year of vesting; provided that shares vesting in each of the years following the one year anniversary of the vesting commencement date vest in the respective amounts described above ratably at the end of each month. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

(2)

Shares subject to this option vest as to 1/4th of the shares on September 29, 2004 and 1/48th of shares each month thereafter. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

(3)	Shares subject to this option vest and become exercisable as to 1/5th of the shares on April 1, 2006 and 1/60th of shares each month thereafter.
(4)

Shares subject to this option began vesting on February 26, 2006 (the vesting commencement date) as follows: (i) 15 percent on the one year anniversary of the vesting commencement date, (ii) 17.5 percent in the second year of vesting, (iii) 20 percent in the third year of vesting, (iv) 22.5 percent in the fourth year of vesting, and (v) 25 percent in the fifth year of vesting; provided that shares vesting in each of the years following the one year anniversary of the vesting commencement date vest in the respective amounts described above ratably at the end of each month. The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

Option Exercises and Stock Vested in Fiscal 2006

The following table provides information for the named executive officers on stock option exercises during 2006, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Eric Schmidt	—	—
Sergey Brin	—	—
Larry Page	—	—
George Reyes	—	—
Shona Brown	42,156	$16,651,614	(1)
David Drummond	—	—
Jonathan Rosenberg	—	—

(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2006. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below. The table does not include the additional shares that may be issuable pursuant to the proposed amendment to add an additional 4,500,000 shares to the 2004 Stock Plan that is the subject of Proposal No. 3 of this proxy statement.

Plan Category	Class of Common Stock	(a) Common shares to be issued upon exercise of outstanding options and rights		(b) Weighted-average exercise price of outstanding options(1)	(c) Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our stockholders	Class B	2,430,596	(2)	$7.36	—

Equity compensation plans approved by our stockholders	Class A	9,607,526	(3)	257.64	6,985,465	(4)

Equity compensation plans not approved by our stockholders	Class A	90,595	(5)	2.89	—

Total	Class B	2,430,596		$7.36	—

Total	Class A	9,698,121		$257.15	6,985,465

Total	Class A and Class B	12,128,717		$205.58	6,985,465

(1)	The weighted average exercise price is calculated based solely on the outstanding options.
(2)	Includes options to purchase shares outstanding under our 1998 Stock Plan, 2000 Stock Plan and 2003 Stock Plan (No. 2).
(3)	Includes options and rights to acquire shares outstanding under our 2003 Stock Plan, 2003 Stock Plan (No. 3) and 2004 Stock Plan.

(4)

Represents share of common stock available for issuance under our 2004 Stock Plan. Shares available for issuance under our 2004 Stock Plan can be granted pursuant to stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares and any other stock based award selected by the plan administrator.

(5)

Consists of common shares to be issued upon exercise of outstanding options under the following plans which have been assumed by us in connection with certain of our acquisition transactions: the 1999 Stock Option/Stock Issuance Plan assumed by us in connection with our acquisition of Applied Semantics, Inc. in April 2003, the 2003 Equity Incentive Plan assumed by us in connection with our acquisition of Ignite Logic, Inc. in April 2004, the 2001 Stock Plan assumed by us in connection with our acquisition of Picassa in July 2004, the 2000 Equity Incentive Plan assumed by us in connection with our acquisition of Keyhole, Inc. in October 2004 and the YouTube Stock Plan assumed by us in connection with our acquisition of YouTube Inc. in November 2006.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the audit and other services provided by Ernst & Young LLP (“E&Y”) during the years ended December 31, 2005 and 2006 (in thousands):

	2005	2006
Audit Fees(1)	$4,930	$7,784
Audit Related Fees(2)	—	53
Tax Fees(3)	11	167

Total Fees	$4,941	$8,004

(1)

Audit Fees: This category represent fees for professional services provided in connection with the audit of our financial statements, the audit of our internal control over financial reporting, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-Related Fees: This category consists primarily of attest services related to information systems.
(3)	Tax Fees: This category consists of tax compliance, tax planning and tax advice including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:

•	The service is one of a set of permitted services that the independent auditor is allowed to provide;

•	The total amount of such services is less than or equal to $100,000 during the fiscal year in which the services are provided; and

•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is comprised entirely of independent directors who meet the independence requirements of The Nasdaq Stock Market and the Securities and Exchange Commission. The Audit Committee operates pursuant to a charter that is available on the Investor Relations section of our web site at www.google.com. To view the charter, select “Board Committees” under “Corporate Governance” and then “Audit Committee” under “Committee Charters.”

The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and Ernst & Young LLP, our independent registered public accounting firm, the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee has also discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards 61, “Communications with Audit Committees.”

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” the Audit Committee received written disclosures and the letter from Ernst & Young LLP, and discussed with Ernst & Young LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Google’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE MEMBERS:
Ann Mather
Michael Moritz
K. Ram Shriram

* * * * *

APPENDIX A

GOOGLE INC.

2004 STOCK PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Award Transfer Program” means any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

(g) “Awarded Stock” means the Common Stock subject to an Award.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and within three (3) years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of this Section, “affiliate” will mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(l) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(m) “Common Stock” means the Class A Common Stock of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(n) “Company” means Google Inc., a Delaware corporation, or any successor thereto.

(o) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(p) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(q) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(r) “Director” means a member of the Board.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(t) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(u) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(w) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(z) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(aa) “Fiscal Year” means the fiscal year of the Company.

(bb) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(cc) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(dd) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(ee) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s Order Recognition Policy.

(ff) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(gg) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(hh) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(ii) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(jj) “Option” means a stock option granted pursuant to the Plan.

(kk) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(ll) “Outside Director” means a Director who is not an Employee.

(mm) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(nn) “Participant” means the holder of an outstanding Award granted under the Plan.

(oo) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(pp) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(qq) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(rr) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ss) “Plan” means this 2004 Stock Plan.

(tt) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

(uu) “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(vv) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(ww) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(ww) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(xx) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(yy) “Section 16(b)” means Section 16(b) of the Exchange Act.

(zz) “Service Provider” means an Employee, Director or Consultant.

(aaa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(bbb) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(ccc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ddd) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

(eee) “Unvested Awards” means Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 22,431,660. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan

(i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii) to institute an Exchange Program;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiv) to implement an Award Transfer Program;

(xv) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xvi) to determine whether Awards will be adjusted for Dividend Equivalents;

(xvii) to create Other Stock Based Awards for issuance under the Plan;

(xviii) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xix) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xx) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) 162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i) Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 1,000,000 Shares.

(ii) Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares Annual Limit. No Service Provider will be granted, in any Fiscal Year, Restricted Stock, Restricted Stock Units, Performance Units and/or Performance Shares to purchase more than 500,000 Shares.

(iii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iv) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.

(v) If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Stock Options.

(a) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan on the date one (1) month following the Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/ Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12. Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust the number and class of Shares which may be delivered under the Plan, the 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.

(i) Stock Options and SARS. In the event of a merger or Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options and SARs granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a merger or Change in Control, each outstanding Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit awards shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Awards, including Shares as to which it would not otherwise be vested. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

GOOGLE INC.

EXECUTIVE BONUS PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan is effective as of January 1, 2007, subject to ratification by an affirmative vote of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any applicable Company-sponsored plans and Affiliate-sponsored plans.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cash Position” means the Company’s level of cash and cash equivalents.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8 “Company” means Google Inc., a Delaware corporation, or any successor thereto.

2.9 “Controllable Profits” means as to any Performance Period, a business unit’s Revenue minus one or more of the following to the extent deemed appropriate by the Committee prior to the Determination Date: (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

2.10 “Customer Satisfaction MBOs” means as to any Participant for any Performance Period, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

2.11 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.12 “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code, provided that the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Company from time to time.

2.13 “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.14 “EBITDA” means as to any Performance Period, the Company’s or a business unit’s earnings before interest, taxes, depreciation and amortization determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.15 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Fiscal Year” means the fiscal year of the Company.

2.17 “Free Cash Flow” means as to any Performance Period, the Company’s or a business unit’s operating cash flows less capital expenditures; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.18 “Maximum Award” means as to any Participant for any Performance Period, $6 million.

2.19 “Net Income” means as to any Performance Period, the income after taxes of the Company for the Performance Period determined in accordance with generally accepted accounting principals, provided that prior to the Performance Period, the Committee shall determine whether any significant item(s) shall be included or excluded from such calculation with respect to one or more Participants.

2.20 “New Orders” means as to any Performance Period, the firm orders for a system, product, part or service that are being recorded for the first time as defined in the Company’s order recognition policies and procedures.

2.21 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.22 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.23 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.24 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.25 “Performance Period” generally shall mean any Fiscal Year, however, it may also mean any such other period of time which does not exceed three Fiscal Years, as determined by the Committee in its sole discretion. With respect to any Participant, there shall exist no more than three Performance Periods at any one time.

2.26 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Controllable Profits, (c) Customer Satisfaction MBOs, (d) Earnings Per Share, (e) EBITDA, (f) Free Cash Flow, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, (n) Revenue, and (o) Total Shareholder Return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.27 “Plan” means the Google Inc. Executive Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.28 “Retirement” means, with respect to any Participant, a Termination of Employment occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.29 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.30 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.31 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.32 “Revenue” means as to any Performance Period, the Company’s or a business unit’s revenues for the Performance Period, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Determination Date, the Committee shall determine whether any item(s) shall be excluded or included from such calculation with respect to one or more Participants.

2.33 “Shares” means shares of the Company’s common stock.

2.34 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.35 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

2.36 “Total Shareholder Return” means the total return (change in Share price plus reinvestment of any dividends) of a Share.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for all eligible Participants for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5 Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, including discretion that is exercised through the establishment of additional objective or subjective goals, and (b) determine whether or not a Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, however, in the case of any Performance Period based on a Fiscal Year, in no event later than March 15th of the year following the end of the applicable Performance Period.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum (unless such amounts are otherwise deferred under a deferral election made in compliance with section 409A of the Code). However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock or restricted stock units granted under the Company’s 2004 Stock Plan, or any such other shareholder approved equity compensation plan. The number of Shares of restricted stock or restricted stock units granted shall be determined by dividing the cash amount foregone by the fair market value of a Share on the date that the cash payment otherwise would have been made, rounded up to the nearest whole number of Shares. For this purpose, “fair market value” shall mean the closing price on the Nasdaq Global Select Market for the day in question. Any restricted stock or restricted stock unit so awarded shall be either (a) vested immediately or (b) be subject to such additional vesting over a period of not more than four years, and/or be subject to additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee in its discretion. The number of Shares of restricted stock or restricted stock units granted pursuant to this Section 4.3 may be increased or decreased if such new award is granted by the Committee subject to Performance Goals and such increase or decrease otherwise meets the performance-based compensation requirements of section 162(m) of the Code.

4.4 Payment in the Event of Death or Disability. If a Participant dies, or is determined to have a Disability, prior to the payment of an Actual Award that was scheduled to be paid to him or her prior to death, or the determination of a Disability, for a prior Performance Period, the Award shall be paid, in the case of death, to his or her estate, and in the case of Disability, to the Participant or any other person authorized under applicable law.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. As of the Effective Date of the Plan, the Plan shall be administered by the Leadership Development and Compensation Committee of the Board.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and the awards under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.

8.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.5 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

INFORMATION CONCERNING GOOGLE’S ANNUAL STOCKHOLDERS MEETING

To our Stockholders:

We are pleased to invite you to attend Google’s Annual Stockholders Meeting to be held on Thursday, May 10, 2007 at 2 p.m., local time, at Google’s corporate headquarters located at:

1600 Amphitheatre Parkway

Mountain View, California

(650) 253-0000

Check-in begins at 12:30 p.m.

Meeting begins at 2:00 p.m.

If You Plan to Attend the Annual Meeting:

•	It is important that you let us know in advance by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

•

Please note that space limitations make it necessary for us to limit attendance to our stockholders—Google stockholders as of the close of business on March 22, 2007 are entitled to attend our Annual Meeting.

•	Admission will be on a first come, first served basis. Please note that check-in and registration begins at 12:30 pm. Google will be serving lunch to attendees.

•	Each stockholder should be prepared to present:

(1)	Valid photo identification, such as a driver’s license or passport

(2)	Stockholders holding their shares in brokerage accounts will need to bring a copy of a brokerage statement reflecting their stock ownership on or before March 22, 2007 or a copy of the voting instruction card included with this proxy statement.

•	Cameras, recording devices and other electronic devices will not be permitted at the meeting.

•	Please allow ample time for check-in. For security reasons, you may be subject to search prior to your admittance to the meeting.

•	You must be registered to be admitted to the meeting. Registration will take place at the Shoreline Amphitheatre.

•

If you are a beneficial owner, like a vast majority of our stockholders, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to attend the meeting.

Directions to Shoreline Amphitheatre from either San Jose or San Francisco:

(1)	Follow Route 101 to the Rengstorff/Amphitheatre Parkway exit.

(2)	Follow the signs to the Amphitheatre (cross back over 101 if you are coming from the north/just stay right if you are coming from the south).

(3)	Go through the signal at Charleston Road and continue on Amphitheatre Parkway. You will pass Google on your right.

(4)	Turn left at Bill Graham Parkway and follow the signs to Lot C.

A shuttle bus will be available to take you to our headquarters for the Annual Meeting.

more parking here!
Overflow Parking Shuttle Stop
N Shoreline Blvd
Bill Graham Pkwy
Amphitheatre Pkwy
Amphitheatre Pkwy
41
40
42
43
Charleston Rd
Charleston Rd
44
45
46
47
Alta Ave
Huff Ave
Joaquin Rd
N Shoreline Blvd

Google

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 10, 2007.

Vote by Internet

Log on to the Internet and go to investor.google.com

Click on stockholder services.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors - The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

For Withhold

01 - Eric Schmidt

02 - Sergey Brin

03 - Larry Page

For Withhold

04 - L. John Doerr

05 - John L. Hennessy

06 - Arthur D. Levinson

For Withhold

07 - Ann Mather

08 - Paul S. Otellini

09 - K. Ram Shriram

10 - Shirley M. Tilghman

B Proposals - The Board of Directors recommends a vote FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.

For Against Abstain

2. Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of Google Inc. for the fiscal year ending December 31, 2007.

3. Approval of an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A

Common Stock issuable thereunder by 4,500,000.

4. Approval of Google’s Executive Bonus Plan.

5. Stockholder proposal to request that management institute policies to help protect freedom of access to the Internet.

C Non-Voting Items

Change of Address - Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890

J N T

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1UPX

0130881

<STOCK#>

00PD1C

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Google Inc.

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 10, 2007.

You hereby authorize Eric Schmidt, George Reyes and David Drummond, or any of them, each with full power of substitution, to represent and vote your shares, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Google Inc., on May 10, 2007 or at any postponement or adjournment thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4 and “AGAINST” Item 5.

In their discretion, Eric Schmidt, George Reyes and David Drummond, or any of them, are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4 AND A VOTE AGAINST ITEM 5.

D Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.